Exhibit 14.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form F-4 (No. 333-112314) and the Registration Statement on Form S-8 (No. 333-107238) of Sanofi-Synthélabo of our report dated March 22, 2004, relating to the consolidated financial statements of Sanofi-Synthélabo, which appears in this Annual Report on Form 20-F.

PricewaterhouseCoopers Audit

/s/ Jacques Denizeau /s/ Jean-Christophe Georghiou
Represented by Jacques Denizeau and Jean-Christophe Georghiou

Paris, France

April 2, 2004